UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 20, 2010, Liberty Media Corporation (“Liberty”) announced that its board of directors authorized management to pursue a plan for the split-off of the businesses and other assets attributed to the Liberty Capital group and Liberty Starz group by redeeming all of the outstanding shares of Liberty Capital tracking stock (Nasdaq:  LCAPA) and Liberty Starz tracking stock (Nasdaq: LSTZA) in exchange for shares of a newly formed company (“Newco”) that will hold the businesses and assets currently attributed to the Liberty Capital group and Liberty Starz group.  After the redemption, Newco and Liberty will be separate public companies.  Information related to the proposed split-off is set forth in the Press Release filed herewith as Exhibit 99.1.

As announced in the Press Release, Liberty hosted a conference call on June 21, 2010 beginning at 11:00 am (ET) where Greg Maffei, President and CEO of Liberty, discussed the announcement of the split-off.  The transcript of the conference call held on June 21, 2010 relating to the proposed split-off is filed herewith as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated June 20, 2010
99.2	Transcript of the Liberty Media Corporation Conference Call To Discuss Plan to Split-Off Liberty Capital and Liberty Starz held on June 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated June 20, 2010
99.2	Transcript of the Liberty Media Corporation Conference Call To Discuss Plan to Split-Off Liberty Capital and Liberty Starz held on June 21, 2010